Exhibit 99.1

TPT Global Tech Completes its SpeedConnect SEC Audit and file its 8K/A, Positions for a 5G Rural American Deployment

SAN DIEGO, CA / ACCESSWIRE / September 11, 2019 / TPT Global Tech, Inc. (“TPTG or the Company”) (OTCQB:TPTW) announces today the filing of the audited financial statements of Speed Connect, and pro form financial information of TPTG, resulting from the acquisition of substantially of the Speed Connect assets. On April 3, 2019, and reported under Item 1.01 on Form 8-K dated April 8, 2019, TPTG entered into an Asset Purchase Agreement with SpeedConnect, LLC (“SpeedConnect”) to acquire substantially all of the assets of SpeedConnect for $1.75 million and the assumption of certain liabilities.

On May 7, 2019 and reported Under Item 1.01 on Form 8-K/A dated May 8, 2019, the Company closed the transaction underlying the Asset Purchase Agreement dated with SpeedConnect.

The Pro Forma financial information filed with it’s Form 8-K/A reflected that had the acquisition of a majority of the assets of SpeedConnect occurred January 1, 2018, the proforma operating loss for the year ended December 31, 2018 would have been $1,674,828 or $3,469,989 lower than the actual loss of $5,144,817. Pro forma operating loss for the three months ended March 31, 2019 would be $816,827 or $493,866 lower than the actual operating loss of $1,310,693.

SpeedConnect’s primary business model is subscription based, monthly reoccurring revenues, from wireless delivered, high-speed Internet connections utilizing its company built and owned national network. SpeedConnect also resells third-party satellite Internet, DSL Internet, IP telephony and DISH TV products.

SpeedConnect is a Broadband Wireless Access (BWA) provider, now a subsidiary of TPTG. Today, SpeedConnect is one of the nation’s largest rural wireless broadband Internet providers which serves approximately 17,000 residential and commercial wireless broadband Internet customers, in Arizona, Idaho, Illinois, Iowa, Michigan, Montana, Nebraska, South Dakota and Texas.

“We are very pleased to have completed the SpeedConnect Audit and file our 8K/A with the SEC today. The strategic decision to close the SpeedConnect acquisition early has a positive direct effect on our TPTW Financial statement and accelerates our campaign to launch 5G Technology to rural America and set the stage for TPTG to deliver TV, Internet, Media Content and Phone services across 10 Midwestern states utilizing our proprietary telecom infrastructure and mobile media delivery broadcast platform at the same time creates an opportunity for the company to up list to a major exchange” said Stephen Thomas CEO TPTG.

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

About TPT Global Tech

TPT Global Tech Inc. (OTC:TPTW) based in San Diego, California, is a Technology/Telecommunications Media Content Hub for Domestic and International syndication and also provides Technology solutions to businesses domestically and worldwide. TPT Global offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT's also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.

CONTACT:
Frank Benedetto
619-915-3422

SOURCE: TPT Global Tech, Inc.